*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 08, 2016 IMS HEALTH HOLDINGS, INC. IMS HEALTH HOLDINGS, INC. 83 WOOSTER HEIGHTS ROAD DANBURY CT 06810 Meeting Information Meeting Type: Annual Meeting For holders as of: February 17, 2016 Date: April 08, 2016 Time: 9:00 AM EDT Location: The Crowne Plaza 18 Old Ridgebury Road Danbury, CT 06810

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

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 Before You Vote3 How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice & Proxy Statement How to View Online: Have the information that is printed in the box marked by the arrow J (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow J (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 27, 2016 to facilitate timely delivery. How To Vote3 Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box available and follow the instructions. marked by the arrow J Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 0000266976_2 R1.0.1.25

Voting items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees

1 John G. Danhakl 2 Karen L. Katen 3 Bryan M. Taylor The Board of Directors recommends you vote FOR the following proposal: 2 Ratification of the appointment of PricewaterhouseCoopers LLP as IMS Health Holdings, Inc.'s Independent Registered Public Accounting Firm for 2016. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000266976_3 R1.0.1.25